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                                                                   EXHIBIT 10.24

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                           PURCHASE AND SALE AGREEMENT

                                     between

                          THE NASDAQ STOCK MARKET, INC.

                                       and

                NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC.

                          Dated as of February 20, 2002

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          PURCHASE AND SALE AGREEMENT dated as of February 20, 2002 (this
"AGREEMENT"), between the National Association of Securities Dealers, Inc., a Delaware nonprofit corporation (the "NASD"), and The Nasdaq Stock Market, Inc., a Delaware corporation ("NASDAQ").

          WHEREAS, the NASD is the beneficial owner of 76,994,871 shares of the common stock, par value $.01 per share, of Nasdaq (the "COMMON STOCK"); and

          WHEREAS, in furtherance of enabling Nasdaq and the NASD to meet a principal goal of the restructuring and recapitalization of Nasdaq (the "RESTRUCTURING")--the reduction of the NASD's ownership of Nasdaq--as well as to assist the NASD in fulfilling its commitment to attempt to eliminate its ownership interest in Nasdaq by June 2002, the NASD desires to sell and Nasdaq desires to purchase on the terms and subject to the conditions provided for herein, 33,768,895 shares of Common Stock (the "SHARES"), which, together with the shares of Common Stock underlying outstanding and unexpired warrants issued by the NASD in connection with the Restructuring (such shares, the "WARRANT SHARES"), constitute all of the shares of Common Stock beneficially owned by the NASD as of the date hereof; and

          WHEREAS, in connection with the foregoing purchase and sale, the parties desire to provide for certain other agreements.

          NOW, THEREFORE, in consideration of the provisions contained herein, the parties hereto agree as follows:

          1. PURCHASE AND SALE OF THE SHARES.

          1.01 SALE OF THE SHARES. On the terms and subject to the conditions contained herein, the NASD agrees to sell to Nasdaq and Nasdaq agrees to buy from the NASD the Shares.

          1.02 DELIVERY OF THE SHARES. As set forth in SECTION 2, the NASD shall deliver to Nasdaq validly issued certificates representing the Shares duly endorsed in blank or accompanied by stock powers duly executed in blank, with all necessary stock transfer stamps affixed thereto.

          1.03 PURCHASE PRICE. The aggregate purchase price (the "PURCHASE PRICE") for the Shares shall consist of (i) $305,155,435 in cash (the "CASH PURCHASE PRICE"), (ii) 1,338,402 shares of Nasdaq's Series A preferred stock, the terms of which are substantially as set forth in the form of Series A Certificate of Designations attached as EXHIBIT I hereto (the "SERIES A PREFERRED STOCK"), and (iii) one share of Nasdaq's Series B preferred stock, the terms of which are substantially as set forth in the form of Series B Certificate of Designations attached as EXHIBIT II hereto (the "SERIES B PREFERRED STOCK" and together with the Series A Preferred Stock, the "PREFERRED STOCK").

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2.  THE CLOSING.

          2.01 CLOSING. The closing of the purchase and sale of the Shares provided for in this Agreement (the "CLOSING") shall take place in two stages. In the first stage of the Closing (the "STAGE ONE CLOSING"), the NASD shall sell, and Nasdaq shall purchase, 13,461,538 of the Shares (the "STAGE ONE SHARES") in exchange for $174,999,994 of the Cash Purchase Price (the "STAGE ONE CASH CONSIDERATION"). In the second stage of the Closing (the "STAGE TWO CLOSING"), the NASD shall sell, and Nasdaq shall purchase, 20,307,357 of the Shares (the "STAGE TWO SHARES") in exchange for (i) $130,155,441 of the Cash Purchase Price (the "STAGE TWO CASH CONSIDERATION") and (ii) the Preferred Stock.

          2.02 CLOSING DATES. The Stage One Closing shall take place on February 21, 2002, or such other date as the parties may mutually agree (the date of such closing being referred to herein as the "STAGE ONE CLOSING DATE"). The Stage Two Closing shall take place on March 1, 2002, or such other date as the parties may mutually agree (the date of such closing being referred to herein as the "STAGE TWO CLOSING DATE"). In the event that all the conditions provided for in SECTIONS 6 and 7 have not been satisfied or waived by March 1, 2002, or such other mutually agreed upon date, the Stage Two Closing shall take place on the second business day following the date that all such conditions have been satisfied or waived, other than those that by their nature are to be satisfied on the Stage Two Closing Date, but subject to the satisfaction or waiver of those conditions. Each of the Stage One Closing and the Stage Two Closing shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, at 10 a.m., or at such other place and time as the parties hereto may mutually agree.

          2.03 CLOSING DELIVERIES.

          2.3.1 STAGE ONE CLOSING DELIVERIES.

          (a) On the Stage One Closing Date, Nasdaq shall pay to the NASD the Stage One Cash Consideration by wire transfer of immediately available funds to an account specified by the NASD for such purpose.

          (b) On the Stage One Closing Date, the NASD shall deliver to Nasdaq validly issued certificates representing the Stage One Shares duly endorsed in blank or accompanied by stock powers duly executed in blank, with all necessary stock transfer stamps affixed thereto.

          2.3.2 STAGE TWO CLOSING DELIVERIES.

          (a) On the Stage Two Closing Date, Nasdaq shall (i) pay to the NASD the Stage Two Cash Consideration by wire transfer of immediately available funds to an account specified

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by the NASD for such purpose and (ii) deliver to the NASD validly issued certificates representing the Preferred Stock in the name of the NASD.

          (b) On the Stage Two Closing Date, the NASD shall deliver to Nasdaq validly issued certificates representing the Stage Two Shares duly endorsed in blank or accompanied by stock powers duly executed in blank, with all necessary stock transfer stamps affixed thereto.

          3. COVENANTS.

          3.01 FURTHER ACTIONS. The parties hereto agree to use their reasonable best efforts to have the Closing occur as soon as practicable consistent with the provisions of this Agreement.

          3.02 INVESTOR RIGHTS AGREEMENT. The parties hereto agree to take all action reasonably necessary to finalize, execute and deliver an investor rights agreement (the "INVESTOR RIGHTS AGREEMENT"), as of the Stage One Closing Date.

          3.03 VOTING. Commencing upon Nasdaq becoming registered with the U.S. Securities and Exchange Commission (the "SEC") as a national securities exchange ("EXCHANGE REGISTRATION"), at any meeting at which holders of Common Stock are entitled to vote or in connection with any written consent by holders of Common Stock, the NASD shall cause to be counted as present thereat for the purpose of establishing a quorum and shall vote (or grant its consent in respect of) all shares of Common Stock beneficially owned by the NASD that are not then subject to the Voting Trust Agreement (as defined below) on each matter presented in the same proportion as all other holders of Common Stock have voted (or granted consent) on such matter (for such purposes, only votes in favor, in opposition or abstention shall be counted as voting, shares that are not voted shall not be counted). In connection with the foregoing, the NASD shall so instruct the inspector of election or party seeking consent to cause such shares of Common Stock to be counted as provided above. The NASD acknowledges that the voting of the Warrant Shares shall be governed by the Voting Trust Agreement, dated June 28, 2000, as amended from time to time (the "VOTING TRUST AGREEMENT"), by and among Nasdaq, the NASD and The Bank of New York, as voting trustee.

          3.04 SEC APPROVALS.

          (a) Prior to, and following, the Stage Two Closing Date, (i) the NASD shall use all reasonable efforts to secure SEC approval of the rules previously filed by the NASD with the SEC, in connection with the NASD's alternative display facility.

          (b) Nasdaq agrees to use its reasonable best efforts to secure SEC approval of each of the Series A Certificate of Designations and the Series B Certificate of Designations as soon as practicable consistent with the provisions of this Agreement.

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          3.05 CERTAIN ACTIONS OF NASDAQ PRIOR TO REDEMPTION OF THE SERIES A
PREFERRED STOCK. During the period commencing on the Stage Two Closing Date and terminating on the date of the redemption or purchase in full of all of the then-outstanding shares of Series A Preferred Stock by Nasdaq, Nasdaq shall not, and shall not permit any of its Restricted Subsidiaries to, without the prior written consent of the NASD, which consent shall not be unreasonably withheld, conditioned or delayed (it being understood that conditioning such consent on Nasdaq's agreement to use the net proceeds of such transaction to redeem Series A Preferred Stock shall be deemed to be not unreasonable):

          (a) incur or assume any new long-term debt (a, "LONG-TERM DEBT INCURRENCE"); PROVIDED, HOWEVER, that this clause (a) shall not restrict in any manner any Long-Term Debt Incurrences whereby the amount of net proceeds to, plus the amount of long-term debt assumed by, Nasdaq and its Restricted Subsidiaries, collectively, from Long-Term Debt Incurrences together with net proceeds to Nasdaq and its Restricted Subsidiaries, collectively, from Extraordinary Asset Sales (as defined below), do not exceed at any time an aggregate outstanding amount equal to $200,000,000 (or its equivalent in other currencies) (which amount shall include, but not be limited to, the amount of net proceeds to Nasdaq and its Restricted Subsidiaries, collectively, from Long-Term Debt Incurrences to refinance the Cash Purchase Price).

          For purposes of this Agreement, "LONG-TERM DEBT INCURRENCES" shall NOT include the incurrence of any new long-term debt (i) the purpose of which is to refinance debt of Nasdaq or any Restricted Subsidiary, collectively, outstanding on the Stage One Closing Date or (ii) pursuant to or under lines of credit to Nasdaq or any Restricted Subsidiary existing on the Stage One Closing Date.

          (b) sell, transfer or otherwise dispose of assets of Nasdaq held directly or indirectly through any Restricted Subsidiary for cash outside of the ordinary course of Nasdaq's business (an "EXTRAORDINARY ASSET SALE"); PROVIDED, HOWEVER, that this clause (b) shall not restrict in any manner any sale, transfer or other disposition of assets resulting in net proceeds to Nasdaq and its Restricted Subsidiaries, collectively, that together with the amount of net proceeds to, plus the amount of long-term debt assumed by, Nasdaq and its Restricted Subsidiaries, collectively, from Long-Term Debt Incurrences at any time outstanding, do not exceed at any time an aggregate amount equal to $200,000,000 (or its equivalent in other currencies).

          For purposes of this Agreement, "EXTRAORDINARY ASSET SALES" shall NOT include (i) any sale, transfer or disposition of assets of Nasdaq to a Restricted Subsidiary, if such Restricted Subsidiary agrees in writing for the benefit of the NASD to be bound by the provisions of this SECTION 3.05(b) with respect to such assets, (ii) any sale, transfer or disposition of assets of Nasdaq in connection with a joint venture, strategic alliance or other similar arrangement, in any such case, the primary purpose of which is other than the raising of capital for Nasdaq and the consideration involved in such transaction is not predominantly comprised of cash, in each case as determined in good faith by the board of directors of Nasdaq (the "BOARD OF DIRECTORS") and (iii) any sale of any interest in the capital stock of Nasdaq or any sale by a subsidiary, other than a Restricted Subsidiary, of any interest in its capital stock.

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          For purposes of this Agreement, the term "RESTRICTED SUBSIDIARY" means any direct or indirect subsidiary of Nasdaq other than (i) any subsidiary set forth on Schedule A hereto; PROVIDED, HOWEVER, that Quadsan Enterprises Inc. ("QUADSAN") shall not be permitted to issue any long-term debt, issue any interests in its capital stock, or sell, transfer or otherwise dispose of its assets for cash outside the ordinary course of its business and; PROVIDED, FURTHER, that any purchase, sale or transfer of any marketable securities in the ordinary course of business by Quadsan shall not be deemed to be subject to
SECTION 3.5 and (ii) any subsidiary that is formed in connection with a joint venture, strategic alliance or other similar arrangement and the primary purpose of which is other than the raising of capital, as determined in good faith by the Board of Directors.

          4. REPRESENTATIONS AND WARRANTIES OF THE NASD. The NASD represents and warrants to Nasdaq as follows:

          4.01 ORGANIZATION AND STANDING. The NASD is a non-profit corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

          4.02 BINDING AGREEMENT. This Agreement will be duly and validly executed and delivered on behalf of the NASD and, assuming due authorization, execution and delivery by Nasdaq, will constitute the legal and binding obligation of the NASD enforceable against the NASD in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and to general equity principles (whether considered in a proceeding in equity or at law).

          4.03 TITLE TO SHARES. The NASD has good and valid title to the Shares, free and clear of all liens, charges, claims, security interests, restrictions, options, proxies, voting trusts or other encumbrances (each an "ENCUMBRANCE"), other than Encumbrances created by this Agreement and the Investor Rights Agreement. Assuming Nasdaq has the requisite power and authority to be lawful owner of the Shares, upon delivery to Nasdaq at the Stage One Closing and the Stage Two Closing, as applicable, of certificates representing the Stage One Shares and Stage Two Shares, as applicable, and upon the NASD's receipt of the applicable Purchase Price for the Shares, Nasdaq will acquire all of the NASD's right, title and interest in and to the Shares being sold to it and will receive good and valid title to the Shares, free and clear of any and all Encumbrances.

          4.04 ACQUISITION OF THE PREFERRED STOCK. The NASD is acquiring the shares of Preferred Stock not with a view toward, or for the sale in connection with, any distribution in violation of the Securities Act of 1933, as amended (the "SECURITIES ACT"). The NASD acknowledges and agrees that (i) for the period of one year following the original issuance of the Series A Preferred Stock (the "NO TRANSFER PERIOD"), the Series A Preferred Stock may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of (each, a "TRANSFER") without the prior written consent of Nasdaq, (ii) following the No Transfer Period, the Series A Preferred Stock may not be Transferred without registration under the Securities Act and any

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applicable state securities laws or regulations, except pursuant to an exemption from such registration under the Securities Act and any applicable state securities laws or regulations, (iii) certain contractual restrictions may restrict its ability to Transfer the shares of Series A Preferred Stock and (iv) the Series B Preferred Stock may not be Transferred.

          4.05 LEGENDS.

          (a) The NASD acknowledges and agrees that prior to the one-year anniversary date of the Stage Two Closing Date, any certificate evidencing the shares of Series A Preferred Stock shall bear a legend substantially as follows:

          THE SHARES OF SERIES A PREFERRED STOCK, PAR VALUE $.01 PER SHARE, OF THE NASDAQ STOCK MARKET, INC. REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD OR TRANSFERRED BY THE HOLDER HEREOF PRIOR TO THE ONE-YEAR ANNIVERSARY DATE OF ITS ORIGINAL ISSUANCE WITHOUT THE PRIOR WRITTEN CONSENT OF THE NASDAQ STOCK MARKET, INC.

          (b) The NASD acknowledges and agrees that, upon its request, until no longer required by applicable law, following the No Transfer Period, the certificates evidencing the shares of Series A Preferred Stock may be replaced with certificates bearing a legend substantially as follows:

          THE SHARES OF SERIES A PREFERRED STOCK, PAR VALUE $.01 PER SHARE, OF THE NASDAQ STOCK MARKET, INC. REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE OR FOREIGN JURISDICTION AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED WITHOUT COMPLIANCE WITH APPLICABLE FEDERAL, STATE OR FOREIGN SECURITIES LAWS.

          (c) The NASD acknowledges and agrees that, until no longer required by applicable law, the certificates evidencing the share of Series B Preferred Stock shall bear a legend substantially as follows:

          THE SHARE OF SERIES B PREFERRED STOCK, PAR VALUE $.01 PER SHARE, OF THE NASDAQ STOCK MARKET, INC. REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD OR TRANSFERRED BY THE HOLDER HEREOF.

          4.06 REQUIRED APPROVALS, NOTICES AND CONSENTS. Except as set forth herein, no material consent or approval of, other action by, or any notice to, any governmental body or agency, domestic or foreign, or any third party is required in connection with the execution and

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delivery by the NASD of this Agreement or the consummation by the NASD of the transaction contemplated hereby.

          5. REPRESENTATIONS AND WARRANTIES OF NASDAQ. Nasdaq represents and warrants to the NASD as follows:

          5.01 ORGANIZATION AND STANDING. Nasdaq is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

          5.02 PREFERRED STOCK. At the Stage One Closing Date, the shares of Preferred Stock will have been duly authorized and, when transferred to the NASD in accordance with this Agreement on the Stage One Closing Date, will be validly issued, fully paid and nonassessable and the issuance of such shares will not be subject to any preemptive or similar rights.

          5.03 BINDING AGREEMENT. This Agreement will have been duly and validly authorized, executed and delivered by Nasdaq and, assuming due authorization, execution and delivery by the NASD, will constitute the legal and binding obligation of Nasdaq enforceable against Nasdaq in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and to general equity principles (whether considered in a proceeding in equity or at law).

          5.04 REQUIRED APPROVALS, NOTICES AND CONSENTS. Except as set forth herein, no material consent or approval of, other action by, or any notice to, any governmental body or agency, domestic or foreign, or any third party is required in connection with the execution and delivery by Nasdaq of this Agreement or the consummation by Nasdaq of the transaction contemplated hereby.

          6. CONDITIONS TO OBLIGATIONS OF THE NASD. The obligations of the NASD are subject to the fulfillment on or prior to the Stage Two Closing as follows, except, to the extent permitted by applicable law, as may be waived by the NASD pursuant to SECTION 9.06 hereof:

          6.01 STATUTES, RULES AND REGULATIONS. No statute, rule, regulation or order of any court or administrative agency shall be in effect which prohibits the consummation of the transactions contemplated hereby.

          7. CONDITIONS TO OBLIGATIONS OF NASDAQ. The obligations of Nasdaq are subject to the fulfillment on or prior to the Stage Two Closing as follows, except, to the extent permitted by applicable law, as may be waived by Nasdaq pursuant to SECTION 9.06 hereof:

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          7.01 STATUTES, RULES AND REGULATIONS. No statute, rule, regulation or order of any court or administrative agency shall be in effect which prohibits the consummation of the transactions contemplated hereby.

          7.02 SEC OBJECTION. The SEC shall have not objected, disapproved or otherwise expressed disfavor to Nasdaq, whether in writing or orally, with respect to the Series A Certificate of Designations or the Series B Certificate of Designations.

          8. TERMINATION.

          8.01 TERMINATION. This Agreement may be terminated at any time prior to the Stage Two Closing:

          (a) by the mutual written consent of the parties; and

          (b) by either party in the event the Stage Two Closing has not occurred on or before May 20, 2002, unless the failure of such consummation shall be due to a breach of this Agreement by the party seeking to terminate this Agreement.

          8.02 EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to SECTION 8.01, this Agreement shall forthwith become void, and there shall be no liability on the part of any party hereto (or any stockholder, director, officer, partner, employee, agent, consultant or representative of such party) except that (a) nothing herein shall relieve any party from liability for, or eliminate the rights of any party relating to, any willful breach of this Agreement and (b) this SECTION 8.02 and SECTIONS 9.01, 9.02, 9.03 and 9.09 shall survive termination of this Agreement.

          9. MISCELLANEOUS.

          9.01 ENTIRE AGREEMENT. This Agreement, the Investor Rights Agreement and all schedules, attachments and exhibits embody the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede any and all prior agreements, arrangements and undertakings, whether written or oral, relating to matters provided for herein and therein (including those set forth in the term sheet dated as of January 15, 2002 between the parties). There are no provisions, undertakings, representations or warranties relative to the subject matter of this Agreement not expressly set forth herein and therein.

          9.02 EXPENSES. Except as otherwise specifically provided in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transaction contemplated hereby shall be paid by the party incurring such expense.

          9.03 NOTICES. Any notice, demand, claim, notice of claim, request or communication required or permitted to be given under the provisions of this Agreement shall be in

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writing and shall be deemed to have been duly given if delivered personally by facsimile transmission or sent by first class or certified mail, postage prepaid to the following addresses,

          If to the NASD:

          National Association of Securities Dealers, Inc.
          1735 K Street, N.W.
          Washington, D.C. 20006
          Facsimile: (202) 728-8894
          Attention: General Counsel

          with a copy to:

          Shearman & Sterling
          599 Lexington Avenue
          New York, New York 10022
          Facsimile: (212) 848-7179
          Attention: Robert Mundheim, Esq. and
                     James B. Bucher, Esq.

          If to Nasdaq:

          The Nasdaq Stock Market, Inc.
          One Liberty Plaza
          New York, New York 10006
          Facsimile: (212) 858-5150
          Attention: General Counsel

          with a copy to:

          Skadden, Arps, Slate, Meagher & Flom LLP
          Four Times Square
          New York, New York 10036
          Facsimile: (212) 735-2000
          Attention: Matthew J. Mallow, Esq. and
                     Eric J. Friedman, Esq.

or to such other address as any party may request by notifying in writing all of the other parties to this Agreement in accordance with this SECTION 9.03.

          Any such notice shall be deemed to have been received on the date of personal delivery, the date set forth on the Postal Service return receipt, the date of delivery shown on the records of the overnight courier or the date shown on the facsimile confirmation, as applicable.

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          9.04 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Each of the
representations and warranties made by the parties in this Agreement shall terminate 12 months after the Stage Two Closing.

          9.05 BENEFIT AND ASSIGNMENT. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. There shall be no assignment of any interest under this Agreement by any party. Nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

          9.06 WAIVER. Any waiver of any provision of this Agreement shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any such rights.

          9.07 AMENDMENT. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, the NASD and Nasdaq.

          9.08 CONSTRUCTION OF THIS AGREEMENT; COUNTERPARTS. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual agreement, and this Agreement shall not be deemed to have been prepared by any single party hereto. The headings of the sections and subsections of this Agreement are inserted as a matter of convenience and for reference purposes only and in no respect define, limit or describe the scope of this Agreement or the intent of any section or subsection. This Agreement may be executed in one or more counterparts and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          9.09 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York applicable to contracts executed and to be performed in the State of New York.

          9.10 PUBLIC ANNOUNCEMENTS. No party hereto shall make any public announcement concerning the transactions contemplated by this Agreement without the prior approval of the other party hereto, except as such announcement may be required by the applicable laws, rules and regulations. The parties hereto acknowledge that promptly after the execution of this Agreement and each of the Stage One Closing and the Stage Two Closing, the parties will make public disclosure, to be mutually agreed upon, of the transactions contemplated by this Agreement.

          9.11 SPECIFIC PERFORMANCE. The parties recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their

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specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that, in addition to any other available remedies, each other party shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement without the necessity of posting a bond or other form of security. In the event that any action should be brought in equity to enforce the provisions of the Agreement, no party will allege, and each party hereby waives the defense, that there is an adequate remedy at law.

          9.12 FURTHER ASSURANCES. The NASD hereby agrees that it shall from time to time, at the request of Nasdaq, execute and deliver to Nasdaq any and all instruments or documents as Nasdaq may reasonably request for the purpose of vesting in Nasdaq the full right, title and interest of the NASD in and to the Shares.

                            [Signature page follows]

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          IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

                                        NATIONAL ASSOCIATION OF
                                        SECURITIES DEALERS, INC.

                                        By:    /s/ Douglas Shulman
                                               ----------------------------
                                        Name:  Douglas Shulman
                                        Title: Executive Vice President

                                        THE NASDAQ STOCK MARKET, INC.

                                        By:    /s/ Edward S. Knight
                                               ----------------------------
                                        Name:  Edward S. Knight
                                        Title: Executive Vice President and
                                               General Counsel


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                                   Exhibit I
                                       to
                          Purchase and Sale Agreement

                  FORM OF SERIES A CERTIFICATE OF DESIGNATIONS


                               [Previously Filed]


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                                 Exhibit II
                                       to
                          Purchase and Sale Agreement

                  FORM OF SERIES B CERTIFICATE OF DESIGNATIONS


                               [Previously Filed]


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                                   Schedule A
                                       to
                          Purchase and Sale Agreement

                      LIST OF NON-RESTRICTED SUBSIDIARIES

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                                   SCHEDULE A

1.   Nasdaq Tools, Inc.
2.   Quadsan Enterprises Inc.
3.   Nasdaq Global Holdings
4.   Nasdaq Global Technology, Ltd.
5.   Nasdaq International Ltd.
6.   Nasdaq Ltda
7.   Nasdaq Europe Planning Company Ltd.
8.   Nasdaq Japan, Inc.
9.   Nasdaq Europe S.A./N.V.
10.  IndigoMarkets Ltd.
11.  IndigoMarkets India Private Ltd.
12.  Nasdaq Financial Products Services, Inc.
13.  Nasdaq International Market Initiatives, Inc.
14.  Nasdaq Canada, Inc.
15.  Nasdaq Educational Foundation Inc.
16.  Nasdaq-BIOS R&D Joint Venture

                                   A-1